As filed with the Securities and Exchange Commission on June 27, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2154066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Powell Street, Suite 310

Emeryville, California 94608

(Address, including zip code, of Principal Executive Offices)

XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan

(Full title of the plan)

Thomas Burns

Senior Vice President, Finance and Chief Financial Officer

XOMA Corporation

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Amended and Restated 2010 Long Term Incentive and Stock Award Plan Common Stock, $0.0075 par value per share	450,000 shares (3)	$16.93	$7,616,250.00	$923.09

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the Company’s outstanding shares of Common Stock.

(2)

This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on June 21, 2019, as reported on the Nasdaq Stock Market.

(3)

Represents shares of Common Stock that were added to the number of shares authorized for issuance under the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “2010 Plan”) upon approval of an amendment to the 2010 Plan by the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders on May 16, 2019.

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee and non-employee benefit plan set forth herein is effective.

PART II

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is filed by XOMA Corporation, a Delaware corporation (“Registrant”), relating to 450,000 shares of Common Stock, issuable to eligible employees, directors and consultants of Registrant and its affiliates under the 2010 Plan. Registrant’s Form S-8 Registration Statements filed with the U.S. Securities and Exchange Commission on December  27, 2010 (File No 333- 171429), June 6, 2011 (File No.  333-174730), June 1, 2012 (File No.  333-181849), September 12, 2014 (File No.  333-198719), June 24, 2016 (File No.  333-212238) and May 31, 2017 (File No. 333-218378) relating to the 2010 Plan are each incorporated by reference herein.

Item 8. Exhibits.

		Incorporation By Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	01/03/2012

4.2	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/31/2012

4.3	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/28/2014

4.4	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	10/18/2016

4.5	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock	8-K	000-14710	3.1	02/16/2017

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series Y Convertible Preferred Stock	8-K	000-14710	3.1	12/13/2018

4.7	By-laws of XOMA Corporation	8-K	000-14710	3.2	01/03/2012

4.8	Specimen of Common Stock Certificate	8-K	000-14710	4.1	01/03/2012

5.1	Opinion of Cooley LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1	XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan	DEF 14A	000-14710	Appendix A	04/05/2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on June 27, 2019.

XOMA CORPORATION

By:	/s/ James Neal
James Neal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Neal and Thomas Burns, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Neal JAMES NEAL	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2019

/s/ Thomas Burns THOMAS BURNS	Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	June 27, 2019

/s/ W. Denman Van Ness W. DENMAN VAN NESS	Chairman the Board of Directors	June 27, 2019

/s/ Joseph M. Limber JOSEPH M. LIMBER	Director	June 27, 2019

/s/ Jack L. Wyszomierski JACK L. WYSZOMIERSKI	Director	June 27, 2019

/s/ Matthew Perry MATTHEW PERRY	Director	June 27, 2019

/s/ Barbara Kosacz BARBARA KOSACZ	Director	June 27, 2019